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                             STEPHEN J. GANNUSCIO
                              PUBLIC ACCOUNTANT

                            ----------------------
                              246 CLIFTON AVENUE
                              ROOM 20 - FLOOR 2
                          CLIFTON, NEW JERSEY 07011
                          TELEPHONE: (973) 478-6188
                          FACSIMILE: (973) 478-6178

                               October 29, 1999



United States Securities & Exchange Commission
Washington, D.C. 20549

        RE: CENTRAL AMERICAN EQUITIES CORPORATION
            FORM 8-K/A

Dear Sir/Madam:

        Please be advised that I have been provided with a copy of Form 8-K/A for Central American Equities Corporation notifying the commission of a change in the company's certifying accountant.

        Be advised that I have read the above filing and in accordance with
Item 304(a) I hereby represent that I agree with the statements made in such filing. I make this representation in the capacity of the former accountant of Central American Equities Corporation.

        Should you have any questions, please do not hesitate to contact me directly.

                                        Very truly yours,



                                        /s/ Stephen J. Gannuscio
                                            STEPHEN J. GANNUSCIO